                                                                   Exhibit 10(v)

                   AGREEMENT FOR SALE AND PURCHASE OF ASSETS

This Agreement for Sale and Purchase of Assets (this "Agreement") is entered into as of the 30th day of December, 1999 ("Effective Date") by and among ACCI/AllCare of Pennsylvania, Inc., located at 6133 Bristol Parkway, Suite 240, Culver City, California 90230 ("Purchaser") and Consolidated Health Corporation of Pittsburgh, Inc., located at 215 South Negley Avenue, Pittsburgh, Pennsylvania 15206 ("Seller").


         WHEREAS, Purchaser is engaged in the operation and management of hospitals and clinics; and

         WHEREAS, Seller owns and operates a hospital facility located in Pittsburgh, Pennsylvania ("the Business"); and

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller all of the assets of the Business, and Purchaser desires to assume none of the liabilities of the Business.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations and warranties hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

1. ASSETS TO BE SOLD AND PURCHASED: Seller hereby agrees to sell, convey, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of the Assets of Seller (the "Assets") which include, without limitation, the following:

         1.1 REAL ESTATE The property located at 215 South Negley Avenue, Pittsburgh, Pennsylvania and the buildings and structures located thereon, as more fully described in Exhibit A, the "Real Estate".

         1.2 TANGIBLE ASSETS All tangible property of the Seller, including, without limitation, machinery, equipment, furniture, cabinets, computer equipment and peripherals, medical equipment, medical supplies, office supplies, vehicles, all as more fully set forth in Exhibit B.

         1.3 MEDICAL SERVICES CONTRACTS All of Seller's right, title and interest in contracts or agreements whether oral or written for medical services between Seller and any employer(s) or their agents including but not limited to third party administrators, governmental agencies, state, local or other, insurance companies, managed care groups, medical groups, and contracts or agreements with any other entities or individuals for the furnishing of medical or laboratory services by the Seller, as further listed in Exhibit C.

         1.4 ACCOUNTS RECEIVABLE All of Seller's account receivable and all proceeds thereof

         1.5 INTANGIBLE ASSETS All of Seller's contract rights, patient information, demographics, patient charts, goodwill, files and data, and company, supplier, vendor, merchant source and operations information and data, and other intangibles relating to the Seller or its operations, including, without limitation (a) the names, addresses and-telephone numbers of all Seller's patients and suppliers, (b) contact persons at the suppliers, (c) billing data, (d) marketing, advertising and purchasing information, (e) the right to use the name Pittsburgh Specialty Hospital, and its telephone numbers, and (f) all licenses, accreditations and certifications relating to Pittsburgh Specialty Hospital (collectively the "Intangible Assets"). As to all Intangible Assets, Buyer is purchasing all intangible assets regardless of the form of media in which the same are stored, whether written, typewritten or on computers, disks, tapes or otherwise.

2. CONSIDERATION The consideration for the sale, transfer, conveyance, delivery and assignment of the Assets shall be as follows:

         2.1 The Purchaser at Closing shall enter into a mortgage for Three Million Three Hundred Thousand Dollars ($3,300,000.00) a 30-year mortgage on the real property, located at 215 S. Negley Avenue, Pittsburgh, Pennsylvania, payable on the following terms: 360 equal monthly payments at the amount of $20,465.29 including an interest at 7.25% per annum. Payments shall be required on the first day of each month, commencing February 15, 2001.


         2.2 Seller shall reimburse Purchaser for any and all HCFA withholdings on a weekly basis.

         2.3 Withholdings by HCFA are due to a dispute between the Seller the Podiatric Foundation and HCFA which remains unresolved and which Purchaser must take subject by operation of law. Seller shall use its concerted and continuous best efforts to resolve this dispute.

3. SELLER'S COVENANTS Seller covenants that from and after the date of March 1, 1999 until the Closing Date, it:


         3.1 Has operated and utilized the assets of the Seller in the customary and normal course of business;

         3.2 Has maintained the assets of the Seller in as good a state of operating condition and repair as they were on the date (reasonable wear and tear excepted for all tangible assets);

         3.3 Has not pledged, leased, mortgaged, encumbered, sold, transfer or disposed of any of the assets of the Seller other than use of supplies in the normal and ordinary course of business, without the prior written consent of Purchaser, except those receivables which have been purchased by NCFE;

         3.4 Used best efforts to preserve intact its business organization and kept available the services of all employees, contracting physicians, agents and consultants of the Seller, and reserved the goodwill of all suppliers, employees, patients, customers and others in their business relations with the Seller;

         3.5 Kept in force all policies of insurance covering the assets;

         3.6 Did not enter into any contract, commitment, or any contract or lease for the purchase or lease of equipment, raw materials, supplies or real or personal property, without Purchaser's prior written consent;

         3.7 Conducted its business only in the usual and ordinary course, and did not change the character of such business or undertake any different business;

         3.8 Conducted its business so that there was no adverse change in the amount of any of its assets or liabilities;

         3.9 Has not terminated or made any amendment or change to any lease, contract, undertaking or other commitment to which it is a party,

         3.10 Has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than loans and current trade liabilities incurred in the ordinary course of business as they became due; and

         3.11 Promptly notified Purchaser of any and all lawsuits, claims, proceedings and investigations that were brought, asserted, threatened or commenced against the Seller.

4. SELLER'S REPRESENTATIONS AND WARRANTIES Seller represents and warrants to Purchaser that:

         4.1 The Seller is a corporation which is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all necessary corporate powers to own assets and carry on its business.

         4.2 Seller has the capacity and authority to deliver this Agreement and other documents to be entered into pursuant to this Agreement. The execution, delivery and performance by Seller of this Agreement has been duly authorized and approved by the shareholders and Board of Directors of the Seller. Seller will present documentation of those corporate actions to Purchaser at Closing.

         4.3 Pittsburgh Specialty Hospital possesses all licenses, accreditations and certificates of good standing for the operation of a hospital in the Commonwealth of Pennsylvania, and that all of the above are in good standing.

         4.4 The list of accounts receivable generated by Pittsburgh Specialty Hospital as set forth in Exhibit D attached hereto is true and correct as of the date hereof.

         4.5 Exhibits A, B, C, and D to this Agreement constitute a complete and accurate schedule describing and specifying the location of all the assets of Seller owned by, in the possession of, or used by the Seller, other than the Seller's Intangible Assets. The Assets listed in Exhibits A, B, C, and D plus the Seller's Intangible Assets constitute all of the property of Pittsburgh Specialty Hospital. Seller further warrants that the listed property constitutes all the property necessary for the conduct of the business of Pittsburgh Specialty Hospital as it has been conducted;

         4.6 The Seller has good marketable title to all its Assets and interests in the Assets, whether real, personal, mixed, tangible, and intangible, which constitute all the Assets of the Seller. All the Assets are free and clear of restrictions on or condition to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions; except for those liabilities listed in Section 2.1 above.

         4.7 Exhibit E is a list of any and all contracts, agreements, leases, insurance policies (listing amounts of coverage and deductible pay) that Purchaser is specifically assuming pursuant to this Agreement. The Seller is not in default under any listed agreement(s), and the Seller has not previously sold or assigned any such listed agreement to any other party, and no listed agreement is currently pledged as collateral;

         4.8 Except as stated in Exhibit E, no personal property used by the Seller in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is located other than in the possession of the Seller;

         4.9 As of the date of this Agreement, the Seller has complied with, and is not in violation of, applicable statutes, laws, regulations or ordinances governing the accreditation and licensing of hospitals in the Commonwealth of Pennsylvania.

         4.10 There are no suits, actions, liens and encumbrances, arbitrations, or other legal, administrative or other proceedings; or governmental investigations pending; or, to the best knowledge of the Seller, threatened against or affecting the Seller except as disclosed on the Litigation Summary attached hereto as Exhibit F.

         4.11 The Seller is not engaged in any legal action, claim, lien or encumbrance to recover money due to, or damages sustained by, it with respect to the Hospital, except as set forth in Exhibit G attached hereto;

         4.12 To the best of the Seller's knowledge and belief, all parties with whom the Seller has contractual arrangements are in compliance therewith and are not in default thereunder. The Seller is not in default in any material respect under any contract to which it is a party or on any obligation owed by it;

         4.13 The Seller does not (a) employ any persons other than those persons listed in Exhibit H attached hereto or (b) have any oral or written consulting or independent contractor relationship with any other person, company or corporation, except as stated in such Exhibit H. The compensation of those individuals listed is also set forth in Exhibit H. Seller acknowledges that Purchaser has made no representation as to the continued employment of any employee.

         4.14 The Seller's financial statements delivered to Purchaser as set forth in Exhibit I (the "Financial Statements") are true and complete copies of the original documents which they represent, are true and accurate in all material respects, and accurately represent in all material respects the financial position of the Seller as of their respective dates;

         4.15 There has been no adverse change in the financial condition, liabilities, assets, business, or prospects of the Seller relating to or affecting the Seller since October 31, 1999, the date of the most recent financial statement of Seller delivered to Purchaser;

         4.16 All business, federal and state payroll, income, sales, use, withholding Social Security, state disability, unemployment insurance, or similar tax liabilities of the Seller have been fully satisfied or provided for, and there are no audits pending by, or disputes with, any tax authority with respect to any such items;

         4.17 The Seller has carried substantial professional malpractice coverage at all times during their operation of the Hospital, and that such coverage will continue with respect to all services performed by the Seller and any of its employees, agents, and independent contractors through and including the date of this Agreement The Seller has maintained and now maintains insurance on all its assets and business of a type customarily carried, covering property damage and loss of income by fire and other casualty, and adequate insurance protection against all liabilities, claims and risks against which it is customary to insure (it is the Purchaser's intention to take over the existing policies referred to above by notifying the insurance carriers of the change of ownership between the Seller and the Purchaser;

         4.18 Neither this Agreement nor any other agreement, written statement or certificate made or delivered in connection with the Agreement and the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

         4.19 Seller has complied with any and all bulk sales or bulk transfer laws in connection with the transactions contemplated by this Agreement.

5. PURCHASER'S REPRESENTATIONS AND WARRANTIES.

         5.1 Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania, and has all necessary corporate powers to own its assets and carry on its business;

         5.2 Purchaser has the capacity and authority to deliver this Agreement and other documents to be entered into pursuant to this Agreement. The execution, delivery and performance by Purchaser of this Agreement has been duly authorized and approved by its shareholders and Board of Directors.

6. FURTHER COVENANTS OF THE SELLER.

         6.1 From time to time after the Closing, at Purchaser's request and expense, Seller shall execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and shall take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to put Purchaser more fully in possession of any of the Assets, or to better enable Purchaser to perform. Each of the parties hereto shall cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement and the consummation of the transaction hereunder. In addition, Seller, at Purchaser's expense, will execute and file or join in the execution and filing of any and all applications and other documents which may be necessary in order to obtain the authorization, approval or consent of any governmental body or agency, whether local, state or federal, or any quasi-governmental body which may be reasonably required or which Purchaser may reasonably request in connection with the execution of this Agreement and or consummation of the transactions contemplated hereby.

7. THE CLOSING.

         7.1 CLOSING DATE. The closing of this transaction ("Closing") and the transfer of the purchased assets shall be held at the offices of Purcell & Scott, 6035 Memorial Drive, Dublin, Ohio 43017 at 10:00 a.m. on December 30, 1999.

         7.2 ITEMS TO BE DELIVERED BY SELLER AT CLOSING Seller shall deliver to Purchaser the following documents and instruments (to the extent not theretofore delivered):

         (a)      A fully executed copy of this Agreement with all Exhibits.

         (b)      A deed to the Real Estate;

         (c) An assignment of all of Seller's patient lists, medical charts and records;

         (d) A covenant not to compete, in form reasonably satisfactory to Purchaser;

         (e) A bill of sale for, and all other necessary documents to transfer title to, the Assets (other than the Real Estate).

         (f) A complete and accurate set of all books, records and financial statements regarding the operation of the Seller's business.

         (g) Documentation to show that Seller has complied with all bulk sales or bulk transfer laws in connection with the transaction contemplated by this agreement

7.3 CLOSING CONDITIONS

         (a) The obligation of Purchaser to purchase the Assets on the Closing Date shall be subject to satisfaction of the following conditions on or before the Closing Date:

                  (1) The representations and warranties of the Seller stated herein shall be true and correct on the Closing Date as though made on the Closing Date.

                  (2) The Seller shall have performed all of the covenants and obligations, which are required by this Agreement, to be performed on or before the Closing Date.

         (b) The obligation of Seller to sell the Assets on the Closing Date shall be subject to satisfaction of the following conditions on or before the Closing Date:

                  (1) Purchaser shall have performed all of its obligations, which are required by this Agreement to be performed before the Closing Date.

                  (2) Approval by the Board of Directors of Purchaser for the acquisition of Assets referred to in this Agreement.

8. TAX INDEMNITY.

         8.1 Except for trade debt, which is to be handled asset forth in
Section 6.2, above, Seller shall indemnify, hold harmless and defend the Purchaser, its officers, directors, employees, representatives and other agents, and their successors and assigns from and against, any and all claims, demands, liabilities, debts, taxes, penalties or interest by or to all persons or entities (including, without limitation, the Internal Revenue Service, the Pennsylvania Department of Revenue, the Pennsylvania Franchise Tax Board, together with reasonable attorneys' fees and costs, arising from or relating to (a) the operation of Seller on or prior to the Closing Date, or (b) any breach of the Seller's covenants set forth in this Agreement or any inaccuracy of any the Seller's representations or warranties set forth in this Agreement.

         8.2 Purchaser shall indemnify and hold the Seller harmless from, and defend the Seller against, any and all claims, demands, liabilities and debts by or to all persons or entities (including, without limitation, the Internal Revenue Service, the Pennsylvania Franchise Tax Board, and the Pennsylvania Department of Revenue), together with reasonable attorneys' fees and costs, arising from or relating to the operation of Pittsburgh Specialty Hospital after the Closing Date.

9. INDEMNIFICATION.

         9.1 BY SELLER. Subject to the terms and conditions of this Article 9, Seller shall Indemnify, defend and hold harmless Purchaser, and its shareholders, directors, officers, employees, agents and controlled and controlling persons (hereinafter collectively "Purchaser's Affiliates") from and against all Claims asserted against, resulting to, imposed upon, or incurred by Purchaser, Purchaser's Affiliates or the Purchased Assets directly or indirectly, for, by reason of, arising out of or resulting from (a) the inaccuracy or breach or any representation or warranty of Seller contained in or made pursuant to this Agreement or any Ancillary Document, (b) the breach of any covenant or other agreement of Seller contained in this Agreement or any Ancillary Documents, (c) the failure to comply with any and all bulk sales or bulk transfer laws in connection with the transactions contemplated by this Agreement, and (d) any Liabilities arising out of the operation of the Business prior to the Closing. As used in this Article 9, the term "Claim" shall include
(1) all debts, liabilities and obligations (2) all losses, damages (including, without limitation, with respect to Claims brought by a third party against an Indemnified Party, consequential damages), judgments, awards, settlements, costs and expenses (including, without limitation, interest, including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys' fees and expenses; and (3) all demands, claims suits, actions, costs of investigation, causes of action, proceedings and assessments.

         9.2 BY PURCHASER. After the Closing, Purchaser shall indemnify, defend and hold harmless Seller from and against any and all claims asserted against, imposed upon or incurred by Seller which arise out of or result from a misrepresentation, breach of warranty or breach of any covenant of Purchaser contained herein.

         9.3 PAYMENT. The party from whom indemnification is sought (the "Indemnifying Party") shall promptly pay the party to be indemnified (the "Indemnified Party") any amount due under this Article 93.

         9.4 INDEMNIFICATION OF THIRD-PARTY CLAIMS. The obligation and liabilities of any party to indemnify any other under this Article 9.4 with respect to claims relating to third parties shall be subject to the following terms and conditions:

                  A. NOTICE AND Defense The Indemnified Party will give the Indemnifying Party written notice of any such claim, and the Indemnifying Party shall undertake the defense thereof by representatives chosen by it by written notice thereof to the Indemnified Party. Prior to receipt of such notice, the Indemnified Party shall defend such claim for the account of the Indemnifying Party. The assumption of defense shall constitute an admission by the Indemnifying Party of its indemnification obligation with respect to such claim, and its undertaking to pay directly all Claims incurred in connection therewith. Failure to give notice to the Indemnifying Party shall not affect the Indemnifying Party's duty or obligations under this Article, except to the extent the Indemnifying Party is prejudiced thereby. So long as the Indemnifying Party is defending any such claim actively and in good faith, the Indemnified Party shall not settle such claim. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by it and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such claim, and shall in other respects give reasonable cooperation in such defense.

                  B. FAILURE TO DEFEND. If the Indemnifying Party, within ten
(10) days after notice of any such claim, fails to notify the Indemnified Party in writing that it will defend such claim actively and in good faith, the Indemnified Party will have the right to undertake the defense, compromise or settlement of such claim or consent to the entry of a judgment with respect to such claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment therein.

                  C. INDEMNIFIED PARTY'S RIGHTS Anything in this Section to the contrary notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such claim, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party which consent may not be unreasonably withheld, conditioned or delayed, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all Liabilities in respect of such claim.

9.5 ARBITRATION

                  A. COMMENCEMENT OF ARBITRATION. If the parties hereto are unable to resolve any and all disputes arising out of, relating to or in connection with this Agreement including, without limitation, in respect to the formation of this Agreement, or the construction or interpretation of this Agreement, any party may commence arbitration by sending a written demand for arbitration to the other party or parties, as provided for in the Notice provisions of this Agreement. Such demand shall set forth the nature of the matter to be resolved by arbitration.

                  B. SELECTION OF ARBITRATION. There shall be one arbitrator. If the parties shall fail to select a mutually agreed upon acceptable arbitrator within ten (10) days after the demand for arbitration is mailed, the parties hereby stipulate to arbitration before a retired judge sitting on the Allegheny County Arbitration Commission.

                  C. ARBITRATION FEES. The prevailing party shall be entitled to reimbursement by the other party(ies) of such party(ies)'s attorneys' fees and costs incurred in connection with the arbitration hereunder.

                  D. LAW TO BE APPLIED. The substantive law of the State of Pennsylvania shall be applied by the arbitrator to the resolution of the dispute.

                  E. PLACE AND TIMING OF ARBITRATION. Arbitration shall take place in Allegheny County, Pennsylvania, unless the parties otherwise agree. As soon as reasonably practicable, a hearing with respect to the dispute or matter to be resolved shall be conducted by the arbitrator. As soon as reasonably practicable, but not later than thirty (30) days after the hearing is completed, the arbitrator shall arrive at a final decision, which shall be reduced to writing, signed by the arbitrator and mailed to each of the parties and their legal counsel.

                  F. ARBITRATION TO BE BINDING. All decisions of the arbitrator shall be final, binding and conclusive on all parties, and shall constitute the only method of resolving disputes or matters subject to arbitration pursuant to this Agreement. The arbitrator or a court or appropriate jurisdiction may issue a writ of execution to enforce the arbitrator's judgment. Judgment may be entered upon such decision in accordance with applicable law in any court having jurisdiction thereof.

         9.6 REMEDIES TO BE CUMULATIVE. The remedies of the Indemnitee provided herein shall be in addition to, and not in lieu of, any other remedies to which the Indemnitee is entitled by law or in equity for any breach or noncompliance by the Indemnitor with the provisions of this Agreement. As to any costs imposed upon or suffered by Purchaser for which Seller may be covered by insurance, Seller does hereby assign to Purchaser Seller's rights as an insured thereunder, to the extent the policy so permits.

         9.7 LIMITATION ON INDEMNITY OBLIGATIONS. It is the intention of the parties that there be afforded to each of them certain de minimis protections with respect to the application of the foregoing indemnity provisions. Accordingly, notwithstanding anything in this Agreement to the contrary, the parties agree as follows:

                  A. The parties agree that Claims will not be submitted for indemnification, unless the demands, claims, actions, or causes of action, judgments, assessments, losses, liabilities, damages, penalties, fines, or forfeitures and reasonable attorneys fees and related expenses are disbursements making up such Claims, will aggregate at least Ten Thousand Dollars ($10,000.00) in amount.

                  B. Regardless of the limitations placed by subsection (a) above, the notice provisions of Section 9.3 shall continue to apply.

10. TRANSITION PROVISION/LETTER OF INTRODUCTION. The Seller shall, at a time determined by Purchaser, send a letter in a form satisfactory to Purchaser to all medical and non-medical staff regarding the Purchasers ownership of the Assets.

11. MISCELLANEOUS.

         11.1     NOTICES.

                  (a) Any notice provided for or permitted to be given pursuant to this Agreement must be in writing, and shall be deemed to have been properly given only if personally delivered or deposited in the official United States mail, postpaid and registered or certified, with return receipt requested, addressed as follows:

                 If to the Purchaser        ACCI/AllCare of Pennsylvania, Inc.
                                            6133 Bristol Parkway, Suite 240
                                            Culver City, CA 90230

                 If to the Seller           CHC of Pittsburgh, Inc.
                                            c/o Randoph H. Speer
                                            6125 Memorial Drive
                                            Dublin, OH 43017

                  (b) All notices shall be effective upon the date of personal delivery or the date of receipt on the return the receipt of the notice on behalf of the addressee thereof. Rejection or other refusal to accept a notice or the inability to deliver the same because of changed address of which no notice was given as provided herein shall be deemed to be receipt of the notice sent.

                  (c) By giving the other parties at least 30 days' written notice thereof, any party shall have the right, at any time or from time to time, to change its or his address.

         11.2 Brokers. Each party hereto represents that it has not dealt with any broker or finder or incurred any liability for brokerage or finder's fees or commissions in connection with this Agreement or the transactions contemplated hereby. Any party responsible for the creation of any such fees or commissions shall hold the other party harmless with respect to such fees or commissions.

         11.3 ATTORNEYS' FEES. If this Agreement gives rise to a lawsuit or other legal proceedings between the parties hereto, the prevailing party shall be entitled to recover actual court costs and reasonable attorneys" fees and costs in addition to any other relief to which such party may be entitled.

          11.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and shall inure to the benefit of their successors, representatives and assigns.

          11.5 GOVERNING LAW. This Agreement was made and executed in, and the shares are being delivered in, the Commonwealth of Pennsylvania, and this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          11.6 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be modified, amended or otherwise changed in any manner, and no provision hereof may be waived, except by a writing executed by the party to be charged therewith.

          11.7 COSTS AND EXPENSES. Purchaser and Seller shall each pay their respective costs and expenses incurred in the negotiation and preparation of this Agreement; provided, however, that any and all state or local sales, use, transfer or any other tax resulting from this sale shall be borne by the Seller.

          11.8 Notwithstanding anything written herein, should this document require modification or clarification consistent with its general terms, the parties agree they will be made.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


THE SELLER:                            THE PURCHASER


Consolidated Health Corporation        ACCI/AllCare of Pennsylvania, Inc.
of Pittsburgh, Inc.



By: /s/ Michael Goldberg               By:
    -------------------------------        -------------------------------------
    Michael Goldberg, President            Sandra Marsh, President and
                                           Chief Executive Officer